Exhibit 99.1

COMPLETE SETTLEMENT AGREEMENT
AND GENERAL RELEASE

READ IT CAREFULLY

NOTICE TO JOHN W. KRICHTEN:

This is a very important legal document, and you should carefully review and understand the terms and effect of this document before signing it. By signing this Complete Settlement Agreement and General Release (“Agreement”), you are agreeing to completely release ACNB CORPORATION and ADAMS COUNTY NATIONAL BANK. Therefore, you should consult with an attorney before signing the Agreement. You have twenty one (21) days from the day of receipt of this document to consider the Agreement. The twenty one (21) days will begin to run on the day after receipt. If you choose to sign the Agreement, you will have an additional seven (7) days following the date of your signature to revoke the Agreement, and the Agreement shall not become effective or enforceable until the revocation period has expired.

This is a Complete Settlement Agreement and General Release (“Agreement”) by and between JOHN W. KRICHTEN and his heirs, administrators, beneficiaries, and assigns (individually and collectively “Employee”) and ACNB Corporation and Adams County National Bank (collectively “Bank”). The parties, intending to be legally bound, agree as follows:

1.             Termination of Employment; Payments to Employee.

a.                 Termination of employment with ACNB Corporation and Adams County National Bank shall be effective March 10, 2006.

b.                In consideration of Employee complying with the terms of this Agreement and provided that Employee continuously and at all times complies with all of his obligations pursuant to this Agreement, Employer shall pay Employee the following severance package:

i.                     Bank shall pay an amount equal to Employee’s salary through March 10, 2006, minus all appropriate withholdings and/or deductions on the first regularly scheduled pay date following the termination of Employee’s employment;

ii.                  Bank shall continue to provide Employee and his dependents with health insurance benefits through March 31, 2006;

iii.               Bank shall pay an amount equal to five (5) weeks of Employee’s salary as payment of his extended leave time minus all appropriate withholdings and/or deductions in a lump sum on the first regularly scheduled pay date following the termination of Employee’s employment;

iv.              Bank shall pay an amount equal to six (6) days of Employee’s salary as payment of his PTO time minus all appropriate withholdings and/or deductions on the first regularly scheduled pay date following the termination of Employee’s employment;

v.                 If Employee elects to purchase COBRA continuation coverage for himself and his dependents, then in such event the Bank shall reimburse Employee in an amount equal to the monthly premium paid by him to obtain such coverage, which reimbursement shall continue until the first of the following to occur: (i) December 31, 2006, (ii) the qualification of the Employee for substantially equivalent coverage under any health Insurance policy maintained by any future employer of Employee, or (iii) a determination that Employee’s continuation of coverage is terminated pursuant to COBRA. Reimbursement as provided for herein shall be made by the Bank to Employee monthly within fifteen (15) business days following the notification to the Bank by the Bank’s COBRA administrator of payment by Employee of the monthly COBRA continuation coverage premium for that month;

vi.              If Employee continues to participate in COBRA continuation of coverage after December 31, 2006, then in such event the Bank shall reimburse Employee in an amount equal to fifty percent (50%) of the monthly premium paid by him to obtain such coverage, which reimbursement shall continue until the first of the following to occur: (i) September 31, 2007, (ii) the qualification of the Employee for substantially equivalent coverage under any health insurance policy maintained by any future employer of Employee, or (iii) a determination that Employee’s continuation of coverage is terminated pursuant to COBRA. Reimbursement as provided for herein shall be made by the Bank to Employee monthly within fifteen (15) business days following the notification to the Bank by the Bank’s COBRA administrator of payment by Employee of the monthly COBRA continuation coverage premium for that month;

vii.           Bank shall pay Employee an amount equal to twenty-five (25) weeks of Employee’s salary which shall be paid in bi-weekly payments of salary minus all applicable taxes and withholdings, with such payments commencing on the first regularly scheduled pay date following the expiration of the Revocation Period of this Agreement;

viii.        Bank shall pay Employee $35,000 per year, consisting of a payment of $25,157 per year as provided in his SERP Agreement and a payment of $9,843 per year outside of his SERP Agreement and pursuant to the Release Agreement, beginning August 1, 2011, and ending with the last payment being made on July 1, 2026.

c.                 Employee acknowledges and agrees that the benefits to be provided to Employee by Bank pursuant to this Paragraph are, in significant and substantial part, in addition to those benefits to which he is already or would otherwise be entitled.

d.                Employee agrees to sign an amendment to his SERP agreement causing such SERP to be compliant with Section 409A of the Internal Revenue Code.

e.                 Employee agrees to reimburse Bank for Social Security and Medicare taxes paid on FICA Medicare wages as a result of payments made pursuant to Employee’s SERP and payments made hereunder.

2.             Costs, Including Attorneys’ Fees. Employee understands and agrees that Bank shall not be liable to Employee and/or any present or former attorney for any costs, expenses, or attorneys’ fees of any kind or amount. Furthermore, Employee expressly agrees that he is not to be considered to be the “prevailing” or “successful” party within the meaning of any statute, rule, or other law.

3.             Release by Employee. In exchange for the consideration and severance benefits set forth in this Agreement which consideration and severance benefits employee was not otherwise entitled to receive, and intending to be legally bound, Employee, and all other persons or entities claiming with, by, or through him, hereby releases and forever discharges Bank, and its predecessors, successors, affiliates, subsidiaries, parents, partners and all of their present and past shareholders, directors, officers, agents, employees and attorneys, and all other persons or entities who could be said to be jointly or severally liable with them, (individually and collectively “the Releases”) from any and all liabilities, claims, actions, causes of action or suits presently asserted or not asserted, accrued or unaccrued, known or unknown, that Employee had, now has, or may have or could claim to have against them, from the beginning of time to the date of execution of this Agreement, including, but not limited to all claims and rights in any way arising from or based upon Employee’s employment with Bank, or which relate in any way to the termination of Employee’s employment with Bank, and also including Title VII of Civil Rights Act of 1964, the Americans with Disabilities Act, the Pennsylvania Human Relations Act, Federal Age Discrimination in Employment Act, the Federal Older Workers Benefit Protection Act, any Whistleblower provision of any statute or law, ERISA, and any other statute, regulation, or law.

4.             No Admission of Wrongdoing. Employee agrees that this Agreement is not to be construed as a finding or admission of wrongdoing or liability or illegal or unethical conduct by any party. Nothing in this Agreement shall constitute precedent or evidence in any investigation, proceeding, or trial, with the exception that this Agreement shall be admissible evidence in any proceeding to enforce its terms or secure a remedy for breach of its terms.

5.             Application for Employment. Employee agrees that he will not seek employment from any of the Releases, and he hereby releases the Releases from any and all liability on account of any denial by them of employment.

6.             Confidential Information.

a.                 Employee agrees that he will not communicate the terms and conditions of this Agreement or the negotiations preceding it to any persons other than his spouse, attorneys and tax advisors.

b.                Employee agrees not to disclose Bank’s confidential information and/or nonpublic information. Employee shall not disclose to any person, corporation or entity, or cause to be disclosed for his own benefit, any “confidential or proprietary information,” which includes, but is not limited to: information relating to Bank’s past, present or future business activities, this Agreement, Bank’s financial information, Bank’s information contained in personnel files and medical files, the business operations, the internal structure of Bank, the names of and any and all information, including personal consumer information requiring protection under federal financial privacy laws, respecting the past, present and prospective customers or clients of Bank, target customers or markets, past, present or future research done by Bank respecting the business or operations of Bank and financial information, vendor or provider contracting arrangements, funding sources, services, systems, methods of operation, sales and marketing information and methods, procedures, referral sources, referral source information, referral lists, revenues, costs, expenses, operating data, reimbursements, contracts, contract forms, arrangements, plans, prospects, correspondence, memoranda and office records, electronic and data processing files and records, and identities, addresses, telephone numbers, electronic mail addresses, or other methods of contacting persons who might use or currently use the services of or who have been customers of Bank. All such materials, marketing methods, supplies, files (closed or pending), literature, policies and procedure manuals, as well as any information regarding any and all aspects of Bank, or being used by Bank, are the sole and confidential property of Bank and shall be treated as such.

c.                 If he has not already done so, immediately upon execution of this Agreement, Employee agrees to return to Bank, and not keep a copy of, all confidential information including, but not limited to: written information, files (including electronic files), materials, lists, or other financial information, documents, and other materials or records or writings of any type, including copies thereof, made, used or obtained by Employee in connection with his relationship with Bank.

7.             Cooperation and Non-Disparagement. Employee agrees that he will not disparage or make derogatory comments about the Bank’s present and former officers, directors, employees, agents, or attorneys, or their business practices.

8.             Injunctive Relief. Employee agrees that any breach of the agreements and representations set forth in paragraphs 6 and 7 will cause the Releases irreparable harm, that such injury cannot be remedied adequately by the recovery of monetary damages, that upon such a breach any or all of the Releases shall be entitled, in addition to and not in lieu of any and all other remedies, to injunctive or other equitable relief without the posting of any bond or undertaking and that such injunctive and/or equitable relief will not work a hardship on him. Employee further agrees that in any and/or all such circumstances, all of his obligations under this Agreement will remain in full force and effect.

9.             Acceptance Period.

The following notice is included in this Agreement as required by the Older Workers Benefit Protection Act:

You have up to twenty-one (21) days from the date of receipt of this release to accept the terms of this release, although you may accept it at any time within those twenty-one (21) days. You are advised to consult with an attorney regarding this release.

The twenty-one (21) day period will begin to run on the day after Employee receives this Agreement. It will then run for a full twenty-one (21) calendar days and expire at the end of the twenty-first day (the “Acceptance Period”). In order to accept this Agreement, Employee must sign his name and date of signature at the end of this letter and return it to Bank, c/o attn: Sandra A. Deaner, Adams County National Bank, 100 V-Twin Drive, P.O. Box 3129, Gettysburg, Pennsylvania 17325. If the twenty-first day of the

Acceptance Period falls on a Saturday, a Sunday, or a legal holiday, the Bank’s receipt of his acceptance by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely acceptance of this Agreement.

10.           Revocation Period. Employee has the right to revoke this Agreement at any time within seven (7) days from the date Employee signs and delivers this Agreement to the Bank (the “Revocation Period”), and this Agreement will not become effective and enforceable until the Revocation Period has expired. (NOTE: The Revocation Period will begin on the day after the day on which Employee has signed this Agreement and delivered it to the Bank and, as indicated by the date Employee affixes to his signature at the end of this Agreement. It will then run for seven calendar days and expire at the end of the seventh day.) In order to revoke this Agreement, Employee must notify the Bank in writing of his decision to revoke the Agreement. Employee must ensure that the Bank (via Ms. Deaner, at the address indicated in paragraph 9 above) receives his written notice of revocation at her office in Gettysburg, Pennsylvania within the aforementioned Revocation Period. If the seventh day of the Revocation Period falls on a Saturday, a Sunday, or a legal holiday, the Bank’s receipt of his notice of revocation by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely revocation of this Agreement. Provided that the Revocation Period expires without his having revoked this Agreement, this Agreement shall take effect on the next day following the Revocation Period, and such next day shall constitute the Effective Date hereof.

11.           Bank Not Employee’s Advisor. Bank makes no representation or warranty, express or implied, to Employee regarding the treatment of this Agreement or any payments Employee may receive by virtue of or in connection with any provision of this Agreement, under state, federal, or local laws pertaining to income or other taxation, nor does Bank provide to Employee any advice regarding the financial, investment, or legal desirability of his entering into this Agreement or making any elections or granting any releases referred to herein; and Employee acknowledges that it is and has been his sole and entire responsibility to explore any such aspects of this Agreement with attorneys and/or other advisors of his own selection, in connection with both his decision to enter into this Agreement and any decisions or elections which Employee may subsequently make in relation to any of the subject matter of this Agreement.

12.           Agreement Freely and Voluntarily Entered Into. Employee warrants and represents that he has signed this Agreement after review and consultation with legal counsel of his choice and that he understands this Agreement and signs it freely, knowingly and voluntarily, without any legal reservation and fully intending to be legally bound hereby.

13.           Representations to Bank. In connection with his entering into this Agreement, and as an inducement for Bank to enter into this Agreement, Employee hereby represents the following matters to Bank:

a.                 That Employee has carefully read and fully understands all of the provisions of this Agreement which sets forth the entire agreement between Employee and Bank, and that Employee has not relied upon any representations or statements, written or oral, not set forth in this document;

b.                That Employee has had such time as Employee deemed necessary to review, consider, and deliberate as to the terms of this Agreement; and

c.                 That Exhibit A hereto sets forth in reasonable detail any instances known to Employee in which the Bank is or may be, was or may have been, in violation either of any statute or regulation, applicable to the Bank.

14.           Severability. Should any provision(s) of this Agreement be determined, in a proceeding to enforce or interpret this Agreement, to be invalid or unenforceable, then, provided that the provision(s) deemed to be invalid or unenforceable do not constitute all or substantially all of the undertakings by either Employee or Bank, the remainder of this Agreement shall continue in full force and effect.

15.           Notices. Any notice, request, claim, demand, document, or other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

A.	If to Bank:
c/o Sandra A. Deaner
First Vice President & Human Resources Manager
Adams County National Bank
100 V-Twin Drive
P.O. Box 3129
Gettysburg, Pennsylvania 17325

B.	If to Employee:
John W. Krichten
415 Cedar Ridge Road
New Oxford, PA 17350

with a copy to:
Bernard M. Lesavoy
Lamm Rubenstone Lesavoy Butz
One Windsor Plaza
Suite 200
7535 Windsor Drive
Allentown, PA 18195-1014

Or to any other address as any party shall have specified for itself by notice in writing to the other party.

16.           Choice of Law. This Agreement shall be governed by, construed under and enforced pursuant to the laws of the Commonwealth of Pennsylvania.

17.           Complete Written Settlement. This Agreement expresses a full and complete settlement of all disputes between Employee and the Releases. Employee agrees that there are absolutely no agreements or reservations relating to termination of Employee employment and Employee’s release of the Releases that are not clearly expressed in writing herein. This Agreement may not be modified except in writing signed by all parties hereto. Employee further agrees that the payments and benefits described herein are all he and/or his counsel are ever to receive with regard to Employee’s termination of employment and execution of this Release, and that the execution hereof is with the full knowledge that this Agreement covers all possible claims.

18.           Binding on Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

19.           Counterparts. This Agreement may be executed in multiple counterparts, and shall be fully valid, legally binding and enforceable whether executed in a single document or in such counterparts.

AGREED TO AND INTENDING TO BE LEGALLY BOUND HEREBY, THE PARTIES BELOW HAVE EXECUTED THIS CONFIDENTIAL COMPLETE SETTLEMENT AGREEMENT AND GENERAL RELEASE.

WITNESS
/s/ Eileen S. Krichten	/s/ John W. Krichten
John W. Krichten
DATED: June 5, 2006

ATTEST:	ADAMS COUNTY NATIONAL BANK

/s/ Sandra A. Deaner	By:	/s/ Thomas A. Ritter
Thomas A. Ritter
President and CEO

ATTEST:	ACNB CORPORATION

/s/ Sandra A. Deaner	By:	/s/ Thomas A. Ritter
Thomas A. Ritter
DATED: June 5,2006		President and CEO

EXHIBIT A

Any instances known to Employee in which the Bank is or may be, was or may have been, in violation either of any statute or regulation, applicable to the Bank:

NONE TO MY KNOWLEDGE.